Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com

SHORETEL REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER FISCAL YEAR 2009

Company Delivers Solid Revenue Growth of 16 Percent Year over Year

SUNNYVALE, Calif., January 28, 2009 – ShoreTel®, Inc., (NASDAQ: SHOR), a leading provider of Pure IP Unified Communications (UC) solutions, today announced financial results for the second quarter of fiscal year 2009, which ended December 31, 2008.

For the second quarter of fiscal year 2009, revenue was $35.3 million, a 16 percent increase over the second quarter of fiscal year 2008 and comparable to the record-high of $35.9 million in the prior quarter. GAAP net loss was $1.9 million, or $(0.04) per share, compared to GAAP net income of $1.8 million, or $0.04 per diluted share, reported in the second quarter of fiscal year 2008. GAAP net loss in the second quarter of fiscal year 2009 included $2.2 million in stock-based compensation expenses, compared to $1.7 million reported in the second quarter of fiscal year 2008.

Excluding the stock-based compensation expenses and related tax adjustments, non-GAAP net income for the second quarter of fiscal year 2009 was $226,000, or $0.01 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.08 per diluted share, reported in the second quarter of fiscal year 2008, which included a tax benefit of $522,000.

GAAP gross margins for the second quarter of fiscal year 2009 were 63 percent, compared with 64 percent during the same quarter last year. GAAP gross margins in the second quarter of fiscal year 2009 included $239,000 in stock-based compensation expenses, compared to $147,000 in the second quarter of fiscal year 2008. Non-GAAP gross margins, which exclude stock-based compensation expenses, were 64 percent in the second quarter of fiscal year 2009, compared with 65 percent during the same quarter last year.

As of December 31, 2008, the company had $110 million in cash, cash equivalents and short-term investments and generated $1.5 million in operating cash flow during the quarter.

“Though we can’t avoid being affected by an economic storm of this magnitude, ShoreTel continues to build momentum with strong sequential international revenue growth and continued focus on developing innovative solutions that help our customers cut costs without compromising performance,” said John W. Combs, chief executive officer of ShoreTel. “While some of the industry giants once perceived as a ‘safe bet’ continue to falter, ShoreTel is on track in executing its strategic plan to gain new customers, capture additional market share and deliver world-class customer satisfaction.”

Operational Highlights for the Second Quarter of Fiscal Year 2009

PRODUCTS

In October, the company announced enhancements to its global product offerings with the introduction of ShoreTel 8.1, which features global support for ShoreTel’s Unified Communications desktop client, as well as new IP phones and ShoreGear switches to round out the product line. With the introduction of 8.1, ShoreTel now supports 12 languages and 25 countries worldwide, including India and Japan.

ShoreTel extended its Unified Communications solutions by integrating its enhanced ShoreTel Converged Conferencing 7.1 solution with the ShoreTel 8.1 Call Manager, improving communication by allowing users to quickly host audio and web conferences, chat via IM, and share documents seamlessly from the same interface they use for voice communications.

The company further extended its offering aimed at the mobile workforce with the introduction of its new VPN Phone, providing VPN secured remote access for telephones over the Internet for workers that use a remote location as their primary office.

In December, the company announced that its ShoreWare Call Manager suite received Citrix Ready certification from Citrix Systems, Inc., the global leader in application delivery infrastructure, certifying that features in the ShoreWare Call Manager Suite run seamlessly in the Citrix XenApp environment.

PARTNERSHIPS

ShoreTel signed several new distribution agreements both domestically and internationally during the quarter, including Collins Communications in the United States; Business Technology Group (BTG), a reseller in New Zealand; and MTV Telecom®, a UK-based distributor of voice and data solutions, further extending ShoreTel’s distribution network worldwide.

ACCOMPLISHMENTS/AWARDS

For the second year in a row, ShoreTel was awarded a CustomerSat Achievement in Customer Excellence (ACE) award for Overall Customer Satisfaction. Demonstrating ShoreTel’s continuing commitment to customer service, the ACE awards certify, acknowledge, and celebrate outstanding achievement in Overall Customer Satisfaction and Technical Support Satisfaction. ShoreTel also won an ACE award for Technical Support Satisfaction, its first win in the category.

ShoreTel was named to Deloitte's Technology Fast 50 Program for Silicon Valley Internet, media, entertainment and communications companies. This program highlights the 50 fastest growing technology companies in the region, with rankings based on the percentage of revenue growth over five years.

Business Outlook

The company is providing the following outlook for the quarter ending March 31, 2009:

•	Revenue is expected to be in the range of $30 to $35 million.

•
GAAP gross margins are expected to be in the range of 62 to 63 percent, including approximately $300,000 in stock-based compensation expenses. Non-GAAP gross margins are expected to be in the range of 63 to 64 percent.

•
GAAP operating expenses are expected to be in the range of $24 to $25 million, which includes approximately $2.5 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $21.5 to $22.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses and related tax adjustments, which are non-cash charges, in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for January 28, 2009

ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Standard Time on January 28, 2009. To access the conference call, dial 877-584-6502 for the U.S. and Canada or 706-679-0430 for international callers and provide the operator with the conference identification number 80328792. The Webcast will be available live in the Investor Relations section of the company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company’s announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Standard Time on January 28, 2009 until 11:59 p.m. Eastern Standard Time on February 4, 2009, by dialing 800-642-1687 or 706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 80328792.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs regarding ShoreTel’s ability to execute on its strategic plan to gain new customers, capture additional market share and deliver world-class customer satisfaction and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the unknown impact of the significant global economic downturn, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs as we expand our business, uncertainty as to market acceptance of new products and services, costs of, and customer reaction to, our pending litigation and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2008 and its 10-Q for the quarter ended September 30, 2008.

About ShoreTel, Inc.
ShoreTel, Inc., (NASDAQ: SHOR) is a leading provider of Pure IP unified communications solutions. ShoreTel enables companies of any size to seamlessly integrate all communications-voice, video, messaging and data -with their business processes. Independent of device or location, ShoreTel's distributed software architecture eliminates the traditional costs, complexity and reliability issues typically associated with other solutions. ShoreTel continues to deliver the highest levels of customer satisfaction, ease of use and manageability while driving down the overall total cost of ownership. ShoreTel is headquartered in Sunnyvale, California, and has regional offices in Austin, Texas, the United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com or call 1-800-425-9385.
###

(TABLES TO FOLLOW)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	December 31,	September 30,	June 30,
	2008	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$87,901	$79,436	$68,672
Short-term investments	21,847	27,671	34,139
Accounts receivable - net	23,265	20,116	21,909
Inventories	9,459	9,964	12,008
Prepaid expenses and other current assets	5,681	5,132	5,063
Total current assets	148,153	142,319	141,791
Property and equipment - net	3,590	3,762	3,649
Other assets	3,390	3,416	2,357

Total assets	$155,133	$149,497	$147,797

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,957	$5,403	$5,952
Accrued liabilities and other	4,860	4,532	4,420
Accrued employee compensation	7,560	5,515	5,547
Deferred revenue	16,541	15,462	13,879
Total current liabilities	33,918	30,912	29,798

Long-term liabilities:
Long-term deferred revenue	5,780	5,065	4,786
Total liabilities	39,698	35,977	34,584

Stockholders' equity:

Common stock	201,802	197,965	195,520
Deferred stock compensation	(97)	(120)	(142)
Accumulated deficit	(86,270)	(84,325)	(82,165)
Total stockholders' equity	115,435	113,520	113,213

Total liabilities and stockholders' equity	$155,133	$149,497	$147,797

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue:
Product	$29,096	$26,257	$59,110	$54,382
Support and services	6,239	4,304	12,085	8,154
Total revenues	35,335	30,561	71,195	62,536
Cost of revenue
Product (1)	10,111	8,724	20,097	18,128
Support and services (1)	2,920	2,180	5,834	4,339
Total cost of revenue	13,031	10,904	25,931	22,467
Gross profit	22,304	19,657	45,264	40,069
Gross profit %	63.1%	64.3%	63.6%	64.1%

Operating expenses:
Research and development (1)	8,368	6,257	16,154	12,464
Sales and marketing (1)	11,648	8,804	22,796	17,126
General and administrative (1)	3,925	4,478	9,935	8,201
Total operating expenses	23,941	19,539	48,885	37,791
Income (loss) from operations	(1,637)	118	(3,621)	2,278
Other income (loss), net	(14)	1,197	418	2,400

Income (loss) before (provision for) benefit from income taxes	(1,651)	1,315	(3,203)	4,678
(Provision for) Benefit from income taxes	(294)	522	(902)	(284)
Net income (loss)	$(1,945)	$1,837	$(4,105)	$4,394

Net income (loss) per share available to common stockholders:
Basic	$(0.04)	$0.04	$(0.09)	$0.10
Diluted (2)	$(0.04)	$0.04	$(0.09)	$0.10

Shares used in computing net income (loss) per share available to common stockholders:
Basic	43,622	42,140	43,470	42,011
Diluted (2)	43,622	45,021	43,470	44,974

(1) Includes stock-based compensation as follows:
Cost of product revenue	$36	$17	$58	$25
Cost of support and services revenue	203	130	397	188
Research and development	799	492	1,521	746
Sales and marketing	823	572	1,796	1,023
General and administrative	343	502	1,144	796
	$2,204	$1,713	$4,916	$2,778

(2)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the three months and six months ended December 31, 2008, because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP gross profit	$22,304	$19,657	$45,264	$40,069
Stock-based compensation in product cost of revenue (a)	36	17	58	25
Stock-based compensation in support and services cost of revenue (a)	203	130	397	188
Non-GAAP gross profit	$22,543	$19,804	$45,719	$40,282

GAAP gross profit %	63.1%	64.3%	63.6%	64.1%
Stock-based compensation (a)	0.7%	0.5%	0.6%	0.3%
Non-GAAP gross profit %	63.8%	64.8%	64.2%	64.4%

Total GAAP operating expenses	$23,941	$19,539	$48,885	$37,791
Stock-based compensation included in research and
development (a)	(799)	(492)	(1,521)	(746)
Stock-based compensation included in sales and
marketing (a)	(823)	(572)	(1,796)	(1,023)
Stock-based compensation included in general and
administrative (a)	(343)	(502)	(1,144)	(796)
Total non-GAAP operating expenses	$21,976	$17,973	$44,424	$35,226

GAAP net income (loss) available to stockholders:	$(1,945)	$1,837	$(4,105)	$4,394
Adjustments for stock-based compensation (a)	2,204	1,713	4,916	2,778
Tax effect of non-GAAP adjustments (a)	(33)	252	(58)	85
Non-GAAP net income available to stockholders	$226	$3,802	$753	$7,257

GAAP diluted net income (loss) per share (b):	$(0.04)	$0.04	$(0.09)	$0.10
Adjustments for stock-based compensation (a)	0.05	0.03	0.11	0.06
Tax effect of non-GAAP adjustments (a)	0.00	0.01	0.00	0.00
Non-GAAP diluted net income per share (b):	$0.01	$0.08	$0.02	$0.16

(a)
Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(b)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the three months and six months ended December 31, 2008, because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q3 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2009

	High	Low
GAAP gross profit %	63.0%	62.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	64.0%	63.0%

Total GAAP operating expenses	$25,000	$24,000
Adjustments for stock-based compensation	$(2,500)	$(2,500)
Total non-GAAP operating expenses	$22,500	$21,500